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                                                                    EXHIBIT 99.1

[OFFSHORE
LOGISTICS, INC]
224 Rue De Jean
Post Office Box 5C
Lafayette, Louisiana 70505
Telephone (318) 233-1221
Telecopier (318) 235-6678
Telex 58-6616


                                 PRESS RELEASE

                       OFFSHORE LOGISTICS, INC. AFFILIATE
                      BRISTOW HELICOPTERS LIMITED AWARDED
                    TWO LONG TERM SHELL NORTH SEA CONTRACTS


LAFAYETTE, LOUISIANA (March 27, 1998) - Shell UK Exploration and Production announced today that two new long term contracts for helicopter services in the UK and Dutch sectors of the North Sea have been awarded to Bristow Helicopters Limited, an affiliate of Offshore Logistics, Inc. The larger contract, running for seven years starting July 1, 1998, is for helicoper services in the central and northern North Sea operating out of Aberdeen and Shetland. This contract should generate revenues in excess of $290 million ((Pounds) 175 million). The second contract supporting operations in the southern North Sea and in the Dutch sector of the North Sea, should generate revenues of more than $80 million ((Pounds)50 million) for a five year period also commencing July 1, 1998.

     Shell UK Exploration and Production indicated that "these large contracts have been awarded after a competitive tender process....Bristow Helicopters
Limited offered us the best overall package, taking all factors into consideration." Bristow, a significant helicopter operator worldwide, is the largest operator in the North Sea.

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